EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-93707) and in the Registration Statement on Form S-3 (333-68557) of our report dated March 18, 1999, with respect to the financial statements of Adatom.com, Inc. as of December 31, 1998, and for the year then ended included in the Annual Report on Form 10-KSB of Adatom.com, Inc. for the year ended December 31, 1999. Exhibit 23.1



IRELAND SAN FILIPPO, LLP

March 29, 2000





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